UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 20, 2015
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

See Item 8.01 below for a description of a disallowance of a portion of a regulatory asset relating to deferred environmental remediation costs.

Item 7.01    Regulation FD Disclosure

On February 23, 2015, Northwest Natural Gas Company (NW Natural or Company) issued a press release describing the order of the Public Utility Commission of Oregon (OPUC) in NW Natural’s dockets for Mechanism for Recovery of Environmental Remediation Costs and Request for Determination of the Prudence of Environmental Remediation Costs for the Calendar Year 2013 and the First Quarter of 2014. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 8.01	Other Events

As previously reported, in NW Natural’s 2012 Oregon general rate case, the OPUC adopted a Site Remediation Recovery Mechanism (SRRM), through which NW Natural would track and recover past deferred and future environmental remediation costs over a rolling five-year amortization period. The OPUC ordered a separate docket to determine whether and how an earnings test should affect the recovery of already deferred environmental expenses, how an earnings test should apply to the recovery of future environmental expenditures through the SRRM, how to apply insurance proceeds received to offset past and/or future environmental expenses, and the prudence of environmental expenses and insurance recoveries through March 31, 2014. Also as previously reported, the Company has received approximately $150 million in insurance proceeds from its litigation against the Company’s insurance carriers and it has deferred approximately $114 million of its remediation expenses and associated carrying costs through March 31, 2014.

On February 20, 2015, the OPUC issued an order (Order) addressing these outstanding items. In the Order, the OPUC determined that NW Natural’s environmental remediation expenses and associated carrying costs through March 31, 2014 were prudently incurred, and that the Company’s settlement with insurance carriers resulting in insurance proceeds received between January 1, 2013 and March 31, 2014 was prudent.

Under the Order, NW Natural will be required to forego collection of $15 million out of the approximately $95 million of environmental expenses and associated carrying costs that it had deferred through 2012. The OPUC disallowed this amount from rate recovery based on its determination of how an earnings test should apply to amounts deferred in the time period 2003 through 2012, with adjustments for factors the OPUC deemed relevant. The deferred environmental remediation costs are shown as regulatory assets in NW Natural’s financial statements and the disallowance will result in a net after-tax charge in the first quarter of 2015 currently estimated to be approximately $9.1 million.

The OPUC applied one-third of the Company’s environmental insurance recoveries to amounts deferred through 2012, and will allow full recovery of the remainder of the amounts deferred through 2012, other than the disallowed amount discussed above and approximately $33 thousand, which the OPUC found was not specifically substantiated by company records.

The Order establishes that with respect to all environmental remediation expenses deferred after 2012, an aggregate of two-thirds of the environmental insurance receipts, plus interest, will be applied ratably over 20 years and the remainder will be collected through the SRRM, and subject to an earnings test as follows:

•	NW Natural will recover the first $5 million of annual expense through an amount that will be collected from customers through a tariff rider.

•	NW Natural will apply $5 million of insurance (plus interest) to the next portion of environmental expenses each year.

•
Any amounts in excess of the annual $10 million (plus interest from insurance) described above would be fully recoverable through the SRRM, to the extent the Company earns at or below its authorized Return On

Equity (ROE). To the extent the Company earns more than its authorized ROE in a year, the Company would be required to cover environmental expenses greater than the $10 million (plus interest from insurance) with those earnings that exceed its authorized ROE.

•
For purposes of this earnings test, all earnings derived from utility assets, including gains and losses associated with NW Natural’s weighted average cost of gas incentive mechanism, plus 50% of the Company’s earnings derived from the Company’s portion of its asset management agreement with our third party energy marketing company for asset management services associated with utility assets will be included.

•
In any year that environmental expenses are less than $10 million (plus the interest on insurance), any unused tariff rider amount will offset deferred amounts otherwise collected through the SRRM and any unused insurance proceeds (plus interest on insurance) will roll forward to offset the next year’s expenses.

•	Any remaining funds will be used to offset environmental remediation costs at the end of the project.

Under the Order, the OPUC will revisit the deferral and amortization of future remediation expenses, as well as the treatment of remaining insurance proceeds in three years, or earlier if the Company gains greater certainty about its future remediation costs.

The Company continues to evaluate the effects of the Order and is required to file a compliance report with the OPUC within the next 30 days demonstrating how it will implement the Order. The compliance filing is subject to review and approval by the OPUC and, as a consequence thereof, additional or different implementation procedures could be required, which may, among other things, result in additional impacts on earnings.

Forward-Looking Statements

Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "approximates" "expects," and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, future events, economic recovery, investments, weather, commodity and other costs, customer rates or rate recovery, financial positions, revenues and earnings, earnings test, dividends, taxes, charges, performance, operations and maintenance and capital expenses, timing or effects of future regulatory proceedings or future regulatory approvals, effects of regulatory mechanisms, including, but not limited to, the environmental cost recovery mechanism, environmental remediation costs and other statements that are other than statements of historical facts.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.
Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the Company's most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in the Company's quarterly reports filed thereafter.
All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
The following exhibit is being furnished pursuant to Item 7.01 herein.

Exhibit	Description

99.1	Press Release of Northwest Natural Gas Company issued February 23, 2015 (furnished and not filed).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: February 23, 2015	/s/ Stephen P. Feltz
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Northwest Natural Gas Company issued February 23, 2015 (furnished and not filed).